JASPER, INDIANA	JULY 29, 2004	GERMAN AMERICAN BANCORP REPORTS DOUBLE-DIGIT EARNINGS INCREASE AND DECLARES QUARTERLY CASH DIVIDEND

German American Bancorp (NASDAQ: GABC) announced today that its earnings for the second quarter of 2004 increased by 14% from reported earnings for last year’s second quarter. The Company’s 2004 earnings for the three months ended June 30, 2004 were $2,332,000, or $0.21 per share, compared to $2,043,000, or $0.19 per share, for the comparable period in 2003.

This double-digit earnings increase was attributable principally to a continuing improvement in the Company’s net interest income and net interest margin, a continuation of significant revenue growth in its insurance and the financial advisory services segments, and a recovery of previously recognized mortgage servicing rights impairment. The strong level of revenue growth derived from these areas was somewhat reduced by an increased level of provision for loan losses recorded during the quarter.

Commenting on the 2004 second quarter operating results, Company President & CEO, Mark A. Schroeder, stated, “Our second quarter earnings level marks the second successive quarter of earnings increases driven, in part, by both net interest income and net interest margin improvements. The balance sheet management strategies that we’ve put in place over the course of the past 12-18 months have resulted in these improvements and are expected to continue to have a positive impact on our level of net interest income and net interest margin in the coming months as general market interest rates are expected to continue to rise.”

“We’re also very pleased with the ongoing growth of our non-interest related revenue in the form of insurance and financial advisory fees. Our insurance agency and financial advisory business units once again posted double-digit increases in both revenues and earnings during the second quarter, driven by a combination of internal organic growth and the effects of the property and casualty insurance agency acquisitions completed late in the third quarter of 2003. We foresee these two areas growing in size and importance going forward, and we will continue to diligently work to enhance these components of our business.”

Schroeder continued, “Furthermore, we continued to generate very strong growth within our commercial loan portfolio while remaining very diligent that our lending culture’s historic emphasis on strong credit quality is first and foremost maintained. The increased level of provision for loan losses recorded during the second quarter was attributable to increased allocations on a limited number of previously identified credits. While we believe that, with this addition to the allowance, we can return to a more normal level of provision for loan losses going forward, we continue to closely monitor specific individual credits, within the real estate development, manufacturing and lodging industry segments, that have not as yet benefited from the improving economic climate.”

The Company’s net income for the six month period ended on June 30th was $0.39 per share for both 2004 and 2003. The year-to-date per share earnings comparison was impacted by the lower number of shares outstanding resulting from the Company’s tender offer completed in early 2003. Reported earnings for the first six months of 2004 were $4,284,000 compared to $4,481,000 in 2003.

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.14 per share. The dividend will be paid on or before August 20, 2004 to shareholders of record as of August 10, 2004.

German American Bancorp is a financial services holding company based in Jasper, Indiana. The Company’s Common Stock is traded on NASDAQ’s National Market System under the symbol GABC. The Company operates five affiliated community banks with 27 retail banking offices in the eight contiguous Southwestern Indiana counties of Daviess, Dubois, Gibson, Knox, Martin, Perry, Pike, and Spencer, Indiana. The Company also operates German American Financial Advisors & Trust Company, a trust, brokerage and financial planning subsidiary operating from the banking offices of the bank subsidiaries and The Doty Agency, Inc., a full-line property and casualty insurance subsidiary with five independent insurance offices throughout its market area. The Company’s lines of business include retail and commercial banking, mortgage banking, comprehensive wealth management, full service brokerage and trust administration, title insurance, and a full range of personal and corporate insurance products.

Forward-Looking Statements
The Company’s statements in this press release regarding its expectation of changes in its net interest income and net interest margin, growth in its insurance agency and financial advisory businesses, and the amounts of future provisions for loan losses are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Changes in the Company’s future net interest income, net interest margin, non-interest income, and provision for loan losses may vary materially from those that are presently expected, due to such factors as changes in interest rates; the effects of changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of business initiatives and business strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; changes in general economic conditions, either nationally or regionally, resulting in, among other things, credit quality deterioration; capital management activities; actions of the Federal Reserve Board; and legislative and regulatory actions and reforms. These forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to update any such forward-looking statement to reflect events or circumstances that occur after the date hereof.

GERMAN AMERICAN BANCORP (unaudited, dollars in thousands except per share data) Consolidated Balance Sheets
	June 30,
	2004	2003
ASSETS
Cash and Due from Banks	$25,978	$28,275
Short-term Investments	6,684	21,349
Investment Securities	220,817	235,109

Loans Held-for-Sale	4,839	3,618

Loans, Net of Unearned Income	621,216	608,789
Allowance for Loan Losses	(8,957)	(8,538)

Net Loans	612,259	600,251

Premises and Equipment	20,913	22,049
Other Assets	38,969	25,587

TOTAL ASSETS	$930,459	$936,238

LIABILITIES
Non-interest-bearing Demand Deposits	$114,545	$103,718
Interest-bearing Demand, Savings, and
Money Market Accounts	282,725	247,862
Time Deposits ‹$100,000	267,665	298,428
Time Deposits $100,000 or more and
Brokered Deposits	57,123	57,487

Total Deposits	722,058	707,495

Borrowings	114,918	132,184
Other Liabilities	12,959	12,978

TOTAL LIABILITIES	849,935	852,657

SHAREHOLDERS' EQUITY
Common Stock and Surplus	78,016	69,716
Retained Earnings	5,636	13,174
Accumulated Other Comprehensive Income	(3,128)	691

TOTAL SHAREHOLDERS' EQUITY	80,524	83,581

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$930,459	$936,238

BOOK VALUE PER SHARE	$7.39	$7.63	(1)

END OF PERIOD SHARES OUTSTANDING	10,898,241	10,433,035	(2)

(1)     Restated for December 2003 stock dividend.

(2)     End of period shares outstanding were not restated for the effect of stock dividends.

GERMAN AMERICAN BANCORP
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income
	Three Months Ended June 30,			Six Months Ended June 30,
	2004	2003		2004	2003
INTEREST INCOME
Interest and Fees on Loans	$9,742	$10,641		$19,447	$21,529
Interest on Short-term Investments	20	82		48	138
Interest on Investment Securities	2,126	2,134		4,169	4,639

TOTAL INTEREST INCOME	11,888	12,857		23,664	26,306

INTEREST EXPENSE
Interest on Deposits	2,986	3,606		6,119	7,370
Interest on Borrowings	1,167	1,916		2,332	3,816

TOTAL INTEREST EXPENSE	4,153	5,522		8,451	11,186

Net Interest Income	7,735	7,335		15,213	15,120
Provision for Loan Losses	838	265		1,240	229

Net Interest Income after
Provision for Loan Losses	6,897	7,070		13,973	14,891

NON-INTEREST INCOME
Other Operating Income	3,504	2,055		6,272	4,028
Net Gain on Sales of Loans and Related Assets	363	769		545	1,306
Net Gain on Sales of Securities	---	---		5	23

TOTAL NON-INTEREST INCOME	3,867	2,824		6,822	5,357

NON-INTEREST EXPENSE
Salaries and Benefits	4,495	4,419		9,110	8,841
Other Operating Expenses	3,366	3,096		6,508	5,997

TOTAL NON-INTEREST EXPENSE	7,861	7,515		15,618	14,838

Income before Income Taxes	2,903	2,379		5,177	5,410
Income Tax Expense	571	336		893	929

NET INCOME	$2,332	$2,043		$4,284	$4,481

EARNINGS PER SHARE & DILUTED EARNINGS PER SHARE	$0.21	$0.19	(1)	$0.39	$0.39	(1)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	10,925,569	10,942,415	(1)	10,931,184	11,403,503	(1)
Diluted	10,955,380	10,986,103	(1)	10,966,337	11,447,456	(1)

(1)     Restated for December 2003 stock dividend.